UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_____________________

FORM 8-K

_____________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): March 24, 2020

RED ROCK RESORTS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-37754	47-5081182
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1505 South Pavilion Center Drive, Las Vegas, Nevada 89135

(Address of Principal Executive Offices) (Zip Code)

702-495-3000

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $.01, par value	RRR	NASDAQ Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR

§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01	Regulation FD Disclosure.

As previously disclosed, on February 7, 2020, Red Rock Resorts, Inc., Station Holdco LLC, Station Casinos LLC, the guarantor subsidiaries, Deutsche Bank AG Cayman Islands Branch, as administrative agent, and the lenders party thereto entered into the Incremental Joinder Agreement No. 6 and Sixth Amendment to Credit Agreement pursuant to which that certain Credit Agreement dated as of June 8, 2016 (as amended, restated, supplemented or otherwise modified , the “Credit Agreement”) was amended to, among other things, increase the outstanding borrowing availability under the revolving credit facility to approximately $1.03 billion.  The material terms of the Credit Agreement are described in Red Rock Resorts, Inc.’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the SEC on February 21, 2020.

On March 12, 2020, Station Casinos LLC borrowed $997.5 million, essentially the entire remaining available capacity under the Revolving Credit Facility, in order to increase its cash position and preserve financial flexibility in light of the uncertainty in the global markets. On March 24, 2020, Moody’s Investors Service published a report indicating, with respect to the Credit Agreement, that “[t]his facility was drawn down in March, adding $1 billion of cash to the balance sheet”, which information was not publicly available prior to March 24, 2020.  In accordance with the terms of the Credit Agreement, the proceeds from these borrowings may in the future be used for working capital, general corporate or other permitted purposes.

This Current Report on Form 8-K is being furnished solely to satisfy the requirements of Regulation FD in light of the inadvertent disclosure. The information under this Item 7.01 in this Current Report on Form 8-K will not be incorporated by reference into any registration statement or other document filed by the Company under the Securities Act of 1933, unless specifically identified therein as being incorporated by reference.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  Such statements include, without limitation, statements regarding our expectations, hopes or intentions regarding the future.  These forward looking statements can often be identified by their use of words such as "will", "might", "predict", "continue", "forecast", "expect", "believe", "anticipate", "outlook", "could", "would", "target", "project", "intend", "plan", "seek", "estimate", "pursue", "should", "may" and "assume", or the negative thereof, as well as variations of such words and similar expressions referring to the future.  Forward-looking statements involve certain risks and uncertainties, and actual results may differ materially from those discussed in any such statement.  Factors that could cause actual results to differ include (without limitation) the ongoing uncertainty about COVID-19, its duration and impact, the closure, and length of closure of our properties, negative perceptions of visiting properties that have large groups of people, and the cost to comply with any mandated health requirements associated with the virus.  Additional factors are discussed under the heading "Risk Factors" in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2019, and in the Company's other current and periodic reports filed from time to time with the Securities and Exchange Commission.  All forward-looking statements in this document are made based on information available to the Company as of the date hereof, and the Company assumes no obligation to update any forward-looking statement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RED ROCK RESORTS, INC.

Date: March 25, 2020	By: /s/ Stephen L. Cootey
Stephen L. Cootey
Executive Vice President, Chief Financial Officer and Treasurer